Photon Dynamics Reports Fiscal 2007 Second Quarter Results

SAN JOSE, CA -- 05/07/2007 -- Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield management solutions for the flat panel display (FPD) market, today reported financial results for the second quarter of fiscal year 2007, ended March 31, 2007.

Revenue for the second quarter of fiscal 2007 was $13.9 million, compared to first quarter fiscal 2007 revenue of $21.4 million.

Net loss for the second quarter was $15.5 million or $0.94 loss per share, compared to first quarter net loss of $7.2 million or $0.43 loss per share. The second quarter net loss included the following charges:

1.  $2.8 million for property and equipment impairment mostly as a result of relocating certain manufacturing operations to Asia;

2.  $1.0 million associated with a previously announced reduction in workforce; and

3.  $3.0 million for additional inventory reserves largely as a consequence of the industry's cyclical slowdown.
The aggregate of these charges of approximately $6.8 million, net of related tax, or $0.41 loss per share, accounts for the difference from our previously issued guidance of $0.55 to $0.65 loss per share.

Second quarter non-GAAP net loss was $13.5 million or $0.81 loss per share, excluding the impact of equity-based compensation expenses, restructuring charges and amortization of intangible assets, net of related tax, compared to first quarter non-GAAP net loss of $6.0 million or $0.36 loss per share. A reconciliation of these non-GAAP measures is provided after the GAAP financial statements below.

The Company had cash, cash equivalents, and short-term and long-term investments of $90.5 million as of March 31, 2007, compared to cash, cash equivalents and short-term investments of $97.1 million as of December 31, 2006.

Second quarter bookings were $14.1 million, and backlog as of March 31, 2007 was $66.3 million. The Company noted that bookings and backlog are not necessarily indicative of future revenue and that historically bookings have fluctuated on a quarter-to-quarter basis. These fluctuations in bookings may continue in the future.

"The results for the quarter reflect our commitment to accelerate the Company's objective of consistent profitability," said Jeffrey Hawthorne, Photon Dynamics' Chief Executive Officer. "In response to a reduction in capital expenditure spending levels for 2007 by certain of our customers, we announced during the quarter a company-wide plan to drive improved performance and position Photon Dynamics for future success. As part of the plan, we sought to establish a smaller, more variable cost base, and announced a reduction in our workforce of approximately 20 percent."

Hawthorne continued, "In addition to executing on our flat panel display operations initiatives, during the quarter we implemented an objective of expanding into adjacent markets. We have taken the initial step with the formation of a new venture, Salvador Systems LLC, which we believe will leverage our core machine vision technology to address the military, security and industrial low light imaging markets.

"In conclusion," Hawthorne said, "we have begun to expand our market opportunities while we continue our focus on enhancing the Company's FPD base business. We remain optimistic that the outlook for the FPD market is improving."

Company Projections for Fiscal Year 2007 Third Quarter

The Company estimates revenue for the third quarter of fiscal 2007 to be between $15 and $20 million, with a loss per share of ($0.30) to ($0.40).

Information Regarding Non-GAAP Financial Measures

Photon Dynamics provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Photon Dynamics' non-GAAP net income and non-GAAP earnings per share exclude the effect of SFAS 123 (R), restructuring charges, amortization of intangible assets, and income (loss) from discontinued operations, as well as the tax effects of these adjustments. Because SFAS 123 (R) is a material, non-cash item, Photon Dynamics has also provided non-GAAP information excluding the impact of SFAS 123 (R). Management excludes the effect of SFAS 123 (R) and other charges as indicated, because management does not believe that these charges are directly applicable to the core operating performance of Photon Dynamics. As a result, management excludes the effect of these charges for budgeting purposes, as well as for analyzing the underlying performance of Photon Dynamics. Management believes that although GAAP measures are important for investors to understand, providing investors with this non-GAAP measure provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of Photon Dynamics.

Second Quarter Earnings Conference Call

The Company will host a quarterly conference call today at 4:30 pm EDT. To access the conference call in the U.S. or Canada, dial (800) 366-7417. For all international calls, dial (303) 205-0033.

A digital replay will be available on Photon Dynamics' website at www.photondynamics.com under 'presentation/conference call' in the 'investors' section of the website two hours after the conclusion of the conference until such time as Photon Dynamics issues a press release announcing its third quarter fiscal 2007 financial results.

A replay will also be available by phone two hours after the conclusion of the conference call, from May 7 to May 22, 2007. You may access the telephone replay by dialing (800) 405-2236 or (303) 590-3000 and entering access code 11087763.

About Photon Dynamics, Inc.

Photon Dynamics, Inc. (PDI) is a leading global supplier of integrated yield management solutions for the flat panel display market. Utilizing the Company's advanced digital imaging technology, PDI develops systems that enable flat panel display manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. The Company's customers use its systems to increase manufacturing yields of high performance flat panel displays used in a number of products, including notebook and desktop computers, televisions and advanced mobile electronic devices such as cellular phones, personal digital assistants and portable video games. Its test and repair systems are used by manufacturers to collect data, analyze product quality and identify and repair product defects at critical steps in the active matrix liquid crystal display manufacturing process.

Founded in 1986, Photon Dynamics is headquartered in San Jose, California with sales and customer support offices in Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; and Tokyo and Tsu, Japan. The Company's common stock is publicly traded on the NASDAQ Global Market (NASDAQ: PHTN). For more information about Photon Dynamics, visit its website at www.photondynamics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release relating to Photon Dynamics' estimated results for the third quarter of fiscal 2007, and the outlook for the FPD market, are forward-looking statements. Forward-looking statements are commonly identified by words such as "may," "believe," "plan," and other terms of similar meaning. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to: the adoption of new technology by the Company's customers; the delay of investments by the Company's customers in response to current economic factors, which could reduce their demand for Photon Dynamics' products; the migration of our manufacturing operations offshore and the changing customer investment climate, which could lead to further impairments of assets and incurring of restructuring costs; an increase in competitive pricing pressures; the introduction of competing products having technological and/or pricing advantages, which would reduce the demand for Photon Dynamics' products; and failure to comply with a variety of United States and foreign federal, state and local laws and regulations, which could lead to the Company incurring additional expenses, interest and penalties. As a result, Photon Dynamics' actual results and end user demand may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors Affecting Operating Results" in Photon Dynamics' Quarterly Report on Form 10-Q as filed on February 14, 2007 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

                          PHOTON DYNAMICS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)
                                (Unaudited)

                                                    March 31,    December
                                                       2007      31, 2006
                                                    ----------  ----------

 ASSETS
 Current assets:
  Cash and cash equivalents                         $   25,253  $   47,935

  Short-term investments                                56,815      54,834
  Accounts receivable, net                              14,255      29,341
  Inventories                                           26,187      18,442
  Other current assets                                   3,432       3,972
                                                    ----------  ----------
   Total current assets                                125,942     154,524
 Long-term investments                                   8,389         787
 Land, property and equipment, net                      11,200      15,891
 Other assets                                            5,489       4,542
 Intangible assets, net                                    971       1,716
 Goodwill                                                  153         153
                                                    ----------  ----------
   Total assets                                     $  152,144  $  177,613
                                                    ==========  ==========

 LIABILITIES AND SHAREHOLDERS’ EQUITY
 Current liabilities:
  Accounts payable                                  $    7,217  $    7,657
  Warranty                                               7,418       8,058
  Other current liabilities                             11,807       9,944
  Deferred gross margin                                  2,985       7,454
                                                    ----------  ----------
   Total current liabilities                            29,427      33,113
 Other liabilities                                         107         119
 Commitments and contingencies
 Shareholders’ equity:
  Common stock, no par value                           287,433     285,510
  Accumulated deficit                                 (164,132)   (141,409)
  Accumulated other comprehensive income                  (691)        280
                                                    ----------  ----------
   Total shareholders’ equity                          122,610     144,381
                                                    ----------  ----------
   Total liabilities and shareholders’ equity       $  152,144  $  177,613
                                                    ==========  ==========

                          PHOTON DYNAMICS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)
                                (Unaudited)

                                 Three Months Ended     Six Months Ended
                                      March 31,             March 31,
                                --------------------  --------------------
                                  2007       2006       2007       2006
                                ---------  ---------  ---------  ---------

 Revenue                        $  13,928  $  50,322  $  35,363  $  91,955
 Cost of revenue                   13,391     33,069     29,262     55,451
                                ---------  ---------  ---------  ---------
 Gross margin                         537     17,253      6,101     36,504
 Operating expenses:
  Research and development          7,197      8,560     15,192     16,631
  Selling, general and
   administrative                   6,550      6,984     11,480     13,835
  Restructuring charge
   (benefit)                        1,017        (32)     1,463         30
  Impairment of property and
   equipment                        2,834         --      2,834         --
  Amortization of intangible
   assets                             372        373        745        745
                                ---------  ---------  ---------  ---------
    Total operating expenses       17,970     15,885     31,714     31,241
                                ---------  ---------  ---------  ---------
 Income (loss) from operations    (17,433)     1,368    (25,613)     5,263
 Interest income and other, net     2,015      1,019      3,096      1,519
                                ---------  ---------  ---------  ---------
 Income (loss) from continuing
  operations before income
  taxes and discontinued
  operations                      (15,418)     2,387    (22,517)     6,782
 Provision for income taxes           105        199        206        551
                                ---------  ---------  ---------  ---------
 Income (loss) from continuing
  operations before
  discontinued operations         (15,523)     2,188    (22,723)     6,231
 Income (loss) from
  discontinued operations              --        334         --       (346)
                                ---------  ---------  ---------  ---------
    Net income (loss)           $ (15,523) $   2,522  $ (22,723) $   5,885
                                =========  =========  =========  =========
 Income (loss) per share from
  continuing operations:
   Basic                        $   (0.94) $    0.13  $   (1.37) $    0.37
                                =========  =========  =========  =========
   Diluted                      $   (0.94) $    0.13  $   (1.37) $    0.37
                                =========  =========  =========  =========
 Income (loss) per share from
  discontinued operations:
   Basic                        $      --  $    0.02  $      --  $   (0.02)
                                =========  =========  =========  =========
   Diluted                      $      --  $    0.02  $      --  $   (0.02)
                                =========  =========  =========  =========
 Net income (loss) per share:
   Basic                        $   (0.94) $    0.15  $   (1.37) $    0.35
                                =========  =========  =========  =========
   Diluted                      $   (0.94) $    0.15  $   (1.37) $    0.34
                                =========  =========  =========  =========
 Weighted average number of
  shares:
   Basic                           16,591     17,018     16,590     17,011
                                =========  =========  =========  =========
   Diluted                         16,591     17,077     16,590     17,062
                                =========  =========  =========  =========

                          PHOTON DYNAMICS, INC.
                Reconciliation of GAAP to Non-GAAP Results
                  (In thousands, except per share data)
                                (Unaudited)

                                       Three Months
                 Three Months Ended        Ended         Six Months Ended
                     March 31,         December 31,         March 31,
                 ------------------  -----------------  ------------------
                   2007       2006     2007      2006     2007       2006
                 ---------  -------  --------  -------  ---------  -------

 Non-GAAP Net Income (Loss) Reconciliation

 GAAP net income
  (loss)         $ (15,523) $ 2,522  $ (7,200) $ 3,363  $ (22,723) $ 5,885
 Stock-based
  employee
  compensation
  expense              656    1,017       400      985      1,056    2,002
 Restructuring
  charge
  (benefit)          1,017      (32)      446       62      1,463       30
 Amortization of
  intangible
  assets               372      373       373      372        745      745
 Loss (income)
  from
  discontinued
  operations            --     (334)       --      680         --      346
 Income tax
  effect of
  non-GAAP
  adjustments           --        6        --      (10)        --       (4)
                 ---------  -------  --------  -------  ---------  -------
 Non-GAAP net
  income (loss)  $ (13,478) $ 3,552  $ (5,981) $ 5,452  $ (19,459) $ 9,004
                 =========  =======  ========  =======  =========  =======

 Non-GAAP Net Income (Loss) Per Diluted Share Reconciliation For All
  Non-GAAP Items

 GAAP net income
  (loss) per
  share -
  diluted        $   (0.94) $  0.15  $  (0.43) $  0.20  $   (1.37) $  0.34
 Stock-based
  employee
  compensation
  expense             0.04     0.06      0.02     0.06       0.06     0.12
 Restructuring
  charge
  (benefit)           0.06    (0.00)     0.03     0.00       0.09     0.00
 Amortization of
  intangible
  assets              0.02     0.02      0.02     0.02       0.04     0.04
 Loss (income)
  from
  discontinued
  operations            --    (0.02)       --     0.04         --     0.02
 Income tax
  effect of
  non-GAAP
  adjustments           --     0.00        --    (0.00)        --    (0.00)
                 ---------  -------  --------  -------  ---------  -------
 Non-GAAP net
  income (loss)
  - diluted      $   (0.81) $  0.21  $  (0.36) $  0.32  $   (1.17) $  0.53
                 =========  =======  ========  =======  =========  =======

 Shares used in
  basic per
  shares
  calculation       16,591   17,018    16,590   16,946     16,590   17,011
                 =========  =======  ========  =======  =========  =======
 Shares used in
  diluted per
  shares
  calculation       16,591   17,077    16,590   17,047     16,590   17,062
                 =========  =======  ========  =======  =========  =======

Contacts:
Corporation:
Photon Dynamics
Michael Schradle
(408) 360-3561
investor@photondynamics.com

Investors and Media:
Guerrant Associates
Laura Guerrant
(808) 882-1467
lguerrant@guerrantir.com